EXHIBIT 10.1
OCTOBER 2006 WAIVER AND AMENDMENT AGREEMENT
     THIS OCTOBER 2006 WAIVER AND AMENDMENT AGREEMENT (this “Agreement”) is made as of October 2, 2006, among Infinity Energy Resources, Inc., a Delaware corporation (including as successor to Infinity, Inc., “Infinity” or the “Company”), Consolidated Oil Well Services, Inc., a Kansas corporation and wholly-owned subsidiary of Infinity (“Consolidated”), CIS-Oklahoma, Inc., a Kansas corporation and wholly-owned subsidiary of Infinity (“CIS”), Infinity Oil & Gas of Wyoming, Inc., a Wyoming corporation and wholly-owned subsidiary of Infinity (“Infinity-Wyoming”), Infinity Oil & Gas of Kansas, Inc., a Kansas corporation and wholly-owned subsidiary of Infinity (“Infinity-Kansas”), and Infinity Oil and Gas of Texas, Inc., a Delaware corporation and wholly-owned subsidiary of Infinity (“Infinity-Texas,” and together with Consolidated, CIS, Infinity-Wyoming and Infinity-Kansas, the “Subsidiaries”), HFTP Investment L.L.C. (“HFTP”), Gaia Offshore Master Fund, Ltd. (“Gaia”), AG Offshore Convertibles, Ltd. (“AG Offshore”), Leonardo, L.P. (“Leonardo”) and Portside Growth & Opportunity Fund (“Portside” and collectively with HFTP, Gaia, AG Offshore and Leonardo, the “Buyers”). Unless otherwise indicated or defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Securities Purchase Agreement (as defined below).
WITNESSETH:
     WHEREAS, Infinity, HFTP, AG Offshore and AG Domestic Convertibles, L.P. (“AG Domestic”) entered into that certain Securities Purchase Agreement, dated as of January 13, 2005 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Securities Purchase Agreement”);
     WHEREAS, pursuant to the Securities Purchase Agreement, Infinity issued to HFTP, AG Domestic and AG Offshore senior secured notes (such notes, together with any promissory notes issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, restated, modified, supplemented or otherwise modified and in effect from time to time, the “January 2005 Notes”), dated January 13, 2005, in an initial aggregate principal amount of $30,000,000 and warrants (such warrants, together with any warrants or other securities issued in exchange or substitution thereof or replacement thereof and as any of the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “January 2005 Warrants”), dated January 13, 2005, to purchase shares of the common stock, par value $0.0001 per share of the Company (the “Common Stock”);
     WHEREAS, AG Domestic subsequently assigned to AG Offshore the January 2005 Notes and January 2005 Warrants held by AG Domestic and AG Domestic’s rights and obligations with respect to any and all future sales of Additional Notes and Additional Warrants by the Company pursuant to the Securities Purchase Agreement;
     WHEREAS, Infinity, HFTP, Gaia, AG Offshore, the Subsidiaries and Promethean Asset Management L.L.C., as collateral agent (the “Agent”), entered into that certain First Additional Closing Agreement, dated as of September 7, 2005 (the “First Additional Closing

Agreement”), pursuant to which, among things, the January 2005 Notes were amended and Gaia was made a Buyer under the Securities Purchase Agreement;
     WHEREAS, pursuant to the Securities Purchase Agreement and the First Closing Agreement, the Company issued to HFTP, Gaia and AG Offshore senior secured notes (such notes, together with any promissory notes issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, restated, modified, supplemented or otherwise modified and in effect from time to time, the “September 2005 Notes”), dated September 7, 2005, in an initial aggregate principal amount of $9,500,000 and warrants (such warrants, together with any warrants or other securities issued in exchange or substitution thereof or replacement thereof and as any of the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “September 2005 Warrants”), dated September 7, 2005, to purchase shares of Common Stock;
     WHEREAS, Infinity, HFTP, Gaia, AG Offshore, the Subsidiaries and Agent entered into that certain Master Assumption and Reaffirmation of Transaction Documents, dated as of September 9, 2005, pursuant to which, among other things, Infinity assumed all of the obligations of Infinity, Inc. under the Securities Purchase Agreement, the January 2005 Notes, the January 2005 Warrants, the September 2005 Notes, the September 2005 Warrants and the other Transaction Documents;
     WHEREAS, pursuant to the Securities Purchase Agreement, the Company issued to HFTP, Gaia and AG Offshore senior secured notes (such notes, together with any promissory notes issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, restated, modified, supplemented or otherwise modified and in effect from time to time, the “December 2005 Notes”), dated December 9, 2005, in an initial aggregate principal amount of $5,500,000 and warrants (such warrants, together with any warrants or other securities issued in exchange or substitution thereof or replacement thereof and as any of the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “December 2005 Warrants”), dated December 9, 2005, to purchase shares of Common Stock;
     WHEREAS, Infinity, HFTP, Gaia, AG Offshore, Leonardo the Subsidiaries and Agent entered into that certain Third Additional Closing Agreement, dated as of March 17, 2006, (the “Third Additional Closing Agreement”), pursuant to which, among other things, Leonardo was made a Buyer under the Securities Purchase Agreement;
     WHEREAS, pursuant to the Securities Purchase Agreement and the Third Additional Closing Agreement, the Company issued to Gaia and Leonardo senior secured notes (such notes, together with any promissory notes issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, restated, modified, supplemented or otherwise modified and in effect from time to time, the “March 2006 Notes” and, collectively with the January 2005 Notes, the September 2005 Notes and the December 2005 Notes, the “Notes”), dated March 17, 2006, in an initial aggregate principal amount of $8,000,000 and warrants (such warrants, together with any warrants or other securities issued in exchange or substitution thereof or replacement thereof and as any of the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “March 2006 Warrants” and, collectively with the January 2005 Warrants, the September 2005 Warrants and the December 2005 Warrants, the “Warrants”), dated March 17, 2006, to purchase shares of Common Stock;
     WHEREAS, Portside currently holds a portion of the Notes and the Warrants;
     WHEREAS, the Company, the Subsidiaries and the Buyers entered into the Waiver and Amendment, dated as of August 9, 2006 (the “August 2006 Waiver and Amendment”), pursuant to which certain defaults of the Company and the Subsidiaries were waived (subject to the conditions specified therein) and each of the Notes and Warrants was amended;
     WHEREAS, Infinity issued a notice to each of the Buyers on September 7, 2006 (the “September 7 Infinity Notice”), pursuant to which Infinity set forth its intention to redeem each of the Notes on September 14, 2006, subject to conditions specified therein, which conditions were not satisfied;
     WHEREAS, the Company has breached Section 4(n) of the Securities Purchase Agreement, Section 12 of each of the Notes and the August 2006 Waiver and Amendment, resulting in a Triggering Event (as defined in the Notes) under Sections 3(b)(vii) and 3(b)(viii) of each of the Notes and an Event of Default (as defined in the Notes) under Section 11(a)(iii) of each of the Notes, which, but for the limited waiver set forth in Section 4(a) of the August 2006 Waiver and Amendment, as the parties desire be modified hereby, would (among other things) entitle each of the holders of the Notes to require the Company to redeem all or a portion of the Principal of each of the Notes held by such Buyer at a price equal to the sum of (i) 120% of such Principal, (a “Triggering Event Redemption Amount”) and (ii) the Interest Amount with respect to such Principal;
     WHEREAS, the Company failed to file with the SEC a Registration Statement (as defined in the Registration Rights Agreement) by August 24, 2006 to register for resale by the Buyers Registrable Securities consisting of at least that number of shares of Common Stock equal to 110% of the number of Warrant Shares issuable upon exercise of all of the outstanding Warrants as of August 9, 2006 (the “August 2006 Required Registration Statement”), resulting in a breach of the Registration Rights Agreement, an obligation of the Company to make Registration Delay Payments (as defined in the Registration Rights Agreement) to each of the Buyers and the occurrence of a Triggering Event (as defined in the Notes) under Section 3(b)(vii) of each of the Notes, which, but for the limited waivers set forth in Section 6(b) hereof, would (among other things) entitle each of the holders of the Notes to require the Company to redeem all or a portion of the Principal of each of the Notes held by such Buyer at a price equal to the sum of (i) the applicable Triggering Event Redemption Amount and (ii) the Interest Amount with respect to the Principal included therein; and
     WHEREAS, as of the date hereof, after giving effect to this Agreement, the aggregate outstanding principal amount under all of the Notes is $55,357,027.40, and the exercise of all outstanding Warrants as of such date would entitle the holders thereof to purchase 5,829,726 shares of Common Stock.

     NOW, THEREFORE, in consideration of the agreements, provisions and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned agrees as follows:
     1. No October Interest Payment; Increase in Principal and Amendment of Notes.
          a. Each of the Buyers, severally and not jointly, hereby agrees with the Company that (i) the Company shall not pay any Interest on any of the Notes held by such Buyer on the date hereof (which date is an Interest Payment Date (as defined in the Notes)), as would be required by Section 6 of each such Note, and the amount that would otherwise be payable as Interest on such Note on the date hereof (as set forth in the fourth column of Schedule A attached hereto) (such Note’s “October 2006 Interest Amount”), shall instead be added to the Principal of such Note, in accordance with clause (ii) of this Section 1(a), and (ii) as of the date hereof, the Principal of each of the Notes held by such Buyer shall increase to an amount equal to the sum of (A) 120% of the Principal of such Note (equal to the Triggering Event Redemption Amount with respect thereto) as of the end of the day on October 1, 2006 (as set forth in the third column of Schedule A attached hereto) and (B) such Note’s October 2006 Interest Amount. For avoidance of doubt, each of the Buyers, severally and not jointly, hereby agrees with the Company that, as a result of the preceding sentence, as of the date hereof, the Principal of each of the Notes held by such Buyer shall be the amount set forth for such Note in the fifth column of Schedule A attached hereto.
          b. Each of the Buyers, severally and not jointly, hereby agrees with the Company that (i) the Company shall not be obligated to make any payment of Interest on any of the Notes held by such Buyer on January 2, 2007, but such Interest shall accrue until, and be payable on, the Fixed Maturity Date; and (ii) in the event that all amounts owing under the Notes (including all principal thereof and interest and premium thereon) are not paid in full on the Fixed Maturity Date, the Interest that would otherwise have been payable in respect of such Notes on January 2, 2007, as well as all interest accruing under such Notes from January 2, 2007 through January 15, 2007 shall be paid in full by the Company on January 15, 2007 (without limiting such Buyer’s rights and remedies under the Transaction Documents, including those resulting from such failure to pay all such amounts’ constituting a Triggering Event (as defined in the Notes)).
          c. Each of the Buyers, severally and not jointly, hereby agrees with the Company that, as of the date hereof, the definition of “Company Alternative Redemption Rate” set forth in Section 2(a)(viii) of each of the Notes held by such Buyer shall be amended to add at the end thereof the following:
“; notwithstanding the foregoing, if all amounts owing under the Notes are paid in full on or prior to the Fixed Maturity Date pursuant to a Company Alternative Redemption, the Company Alternative Redemption Rate shall be 100%.”

          d. Each of the Buyers, severally and not jointly, hereby agrees with the Company that, as of the date hereof, the definition of “Fixed Maturity Date” set forth in Section 2(a)(xiii) of each of the Notes held by such Buyer shall be amended to read in its entirety as follows:
          “Fixed Maturity Date” means January 15, 2007.
          e. Each of the Buyers, severally and not jointly, hereby agrees with the Company that, as of the date hereof, the first sentence of Section 4(b) of each of the Notes held by such Buyer shall be amended by changing “105%” to “100%” and that such sentence shall not otherwise be changed.
          f. Each of the Buyers, severally and not jointly, hereby agrees with the Company that, as of the date hereof, the definition of Triggering Event set forth in Section 3(b) of each of the Notes shall be amended by deleting the period (.) at the end of paragraph (viii) of such Section 3(b) and adding the following at the end of such paragraph (viii):
“or of that certain Waiver and Amendment, dated as of October 2, 2006, by and among the Company, its Subsidiaries and the Buyers; or”
          g. Each of the Buyers, severally and not jointly, hereby agrees with the Company that, as of the date hereof, the definition of Triggering Event set forth in Section 3(b) of each of the Notes shall be amended by adding a new paragraph (ix) immediately after paragraph (viii) thereof, such paragraph (ix) to read in its entirety as follows:
“(viii) any failure of the Company to pay any Principal of this Note, when and as due.”
          h. Each of the Buyers, severally and not jointly, hereby agrees with the Company that, as of the date hereof, each of the Notes held by such Buyer shall be amended by deleting Section 6.1 thereof in its entirety.
     2. Company Alternative Conversions.
          a. For purposes of this Section 2, each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in the Notes.
          b. Notwithstanding anything to the contrary contained in the August 2006 Waiver and Amendment, the Company hereby elects to cause the conversion of an aggregate of $3,357,027.40 (the “Aggregate October 2006 Conversion Amount”) of Principal of the Notes (together with the aggregate Interest Amount with respect thereto), as if the Company had delivered a Company Alternative Conversion Notice pursuant to each of the Notes with respect thereto, and this Section 2(b) shall be deemed a Company Alternative Conversion Notice pursuant to Section 8(a) of each of the Notes (which, for the avoidance of doubt, means each Note of each Series), and the conversion elected by the foregoing shall be deemed a Company Alternative Conversion pursuant to Section 8 of each of the Notes (the “October 2006 Company Conversion”). The October 2006 Company Conversion elected by the Company pursuant to this Section 1(b) shall be irrevocable by the Company. With respect to each Buyer, its aggregate Pro Rata Conversion Amount of the Aggregate Conversion Amount shall be as set forth across from such Buyer’s name in the second column of Schedule B attached hereto (such Buyer’s “Aggregate October 2006 Pro Rata Conversion Amount”), and such Aggregate October 2006 Pro Rata Conversion Amount shall apply on an aggregate basis to the Notes held by such Buyer. Each of the Buyers shall be entitled to convert its Aggregate October 2006 Pro Rata Conversion Amount with respect to the Notes held by such Buyer, together with the Interest Amount with respect to the allocable portion of the principal represented by such Aggregate October 2006 Pro Rata Conversion Amount accruing through and including the applicable Conversion Date, in accordance with Section 8 of each such Note. Each of the Buyers, severally and not jointly, hereby waives, solely with respect to the October 2006 Company Conversion, the requirement that the Company Alternative Conversion Notice deemed to be delivered pursuant to Section 2(b) be delivered at least five (5) Business Days prior to the first Trading Day of the Company Alternative Conversion Period. Notwithstanding anything to the contrary in the Notes, each of the Buyers, severally and not jointly, hereby agrees with the Company that the Company Alternative Conversion Period with respect to the October 2006 Company Conversion shall be the period commencing on and including October 3, 2006 through but not including the Fixed Maturity Date.
          c. In addition to (and without in any way affecting the rights of each of the Buyers with respect to) the October 2006 Company Conversion and notwithstanding anything to the contrary contained in the August 2006 Waiver and Amendment, the Company hereby elects to cause the conversion of an aggregate of $2,000,000, subject to reduction as provided in Section 2(g) (the “Aggregate November 2006 Conversion Amount”), of Principal of the Notes (together with the aggregate Interest Amount with respect thereto), as if the Company had delivered a Company Alternative Conversion Notice pursuant to each of the Notes with respect thereto, and this Section 2(c) shall be deemed a Company Alternative Conversion Notice pursuant to Section 8(a) of each of the Notes (which, for the avoidance of doubt, means each Note of each Series), and the conversion elected by the foregoing shall be deemed a Company Alternative Conversion pursuant to Section 8 of each of the Notes (the “November 2006 Company Conversion”). The November 2006 Company Conversion elected by the Company pursuant to this Section 2(c) shall be irrevocable by the Company. With respect to each Buyer, its aggregate Pro Rata Conversion Amount of the Aggregate Conversion Amount shall be as set forth across from such Buyer’s name in the third column of Schedule B attached hereto, subject to reduction as provided in Section 2(g) (such Buyer’s “Aggregate November 2006 Pro Rata Conversion Amount”), and such Aggregate November 2006 Pro Rata Conversion Amount shall apply on an aggregate basis to the Notes held by such Buyer. Each of the Buyers shall be entitled to convert its Aggregate November 2006 Pro Rata Conversion Amount with respect to the Notes held by such Buyer, together with the Interest Amount with respect to the allocable portion of the principal represented by such Aggregate November 2006 Pro Rata Conversion Amount accruing through and including the applicable Conversion Date, in accordance with Section 8 of each such Note. Notwithstanding anything to the contrary in the Notes, each of the Buyers, severally and not jointly, hereby agrees with the Company that the Company Alternative Conversion Period with respect to the November 2006 Company Conversion shall be the period commencing on and including November 1, 2006 through but not including the Fixed Maturity Date.

          d. In addition to (and without in any way affecting the rights of each of the Buyers with respect to) the October 2006 Company Conversion and the November 2006 Company Conversion and notwithstanding anything to the contrary contained in the August 2006 Waiver and Amendment, the Company hereby elects to cause the conversion of an aggregate of $2,000,000, subject to reduction as provided in Section 2(g) (the “Aggregate December 2006 Conversion Amount,” and each of the Aggregate October 2006 Conversion Amount, the Aggregate November 2006 Conversion Amount and the Aggregate December 2006 Conversion Amount being referred to herein as an “Aggregate Special Conversion Amount”), of Principal of the Notes (together with the aggregate Interest Amount with respect thereto), as if the Company had delivered a Company Alternative Conversion Notice pursuant to each of the Notes with respect thereto, and this Section 2(d) shall be deemed a Company Alternative Conversion Notice pursuant to Section 8(a) of each of the Notes (which, for the avoidance of doubt, means each Note of each Series), and the conversion elected by the foregoing shall be deemed a Company Alternative Conversion pursuant to Section 8 of each of the Notes (the “December 2006 Company Conversion,” and each of the October 2006 Company Conversion, the November 2006 Company Conversion and the December 2006 Company Conversion being referred to herein as a “Special Company Conversion”). The December 2006 Company Conversion elected by the Company pursuant to this Section 2(d) shall be irrevocable by the Company. With respect to each Buyer, its aggregate Pro Rata Conversion Amount of the Aggregate Conversion Amount shall be as set forth across from such Buyer’s name in the fourth column of Schedule B attached hereto, subject to reduction as provided in Section 2(g) (such Buyer’s “Aggregate December 2006 Pro Rata Conversion Amount,” and such Buyer’s Aggregate October 2006 Pro Rata Conversion Amount, Aggregate November 2006 Pro Rata Conversion Amount and Aggregate December 2006 Pro Rata Conversion Amount being collectively referred to herein as such Buyer’s “Aggregate Special Pro Rata Conversion Amounts”), and such Aggregate December 2006 Pro Rata Conversion Amount shall apply on an aggregate basis to the Notes held by such Buyer. Each of the Buyers shall be entitled to convert its Aggregate December 2006 Pro Rata Conversion Amount with respect to the Notes held by such Buyer, together with the Interest Amount with respect to the allocable portion of the principal represented by such Aggregate December 2006 Pro Rata Conversion Amount accruing through and including the applicable Conversion Date, in accordance with Section 8 of each such Note. Notwithstanding anything to the contrary in the Notes, each of the Buyers, severally and not jointly, hereby agrees with the Company that the Company Alternative Conversion Period with respect to the December 2006 Company Conversion shall be the period commencing on and including December 1, 2006 through but not including the Fixed Maturity Date.
          e. Notwithstanding anything to the contrary in the Notes, each of the Buyers, severally and not jointly, hereby agrees with the Company that such Buyer may, but shall not be required to, convert all or any portion of any of such Buyer’s Aggregate Special Pro Rata Conversion Amounts (and the applicable Additional Amount with respect thereto) with respect to the Notes held by such Investor, and that any such conversion shall be at the sole election of such Buyer. In the event that any of such Buyer’s Special Pro Rata Conversion Amounts has not been converted by such prior to the Fixed Maturity Date (by delivering a Conversion Notice (as defined in the Notes) at any time prior to the Fixed Maturity Date), then, notwithstanding anything to the contrary in the Notes, the Special Company Conversions shall be null and void with respect to any of such Buyer’s Special Pro Rata Conversion Amounts as to which such Buyer has not delivered a Conversion Notice prior to the Fixed Maturity Date, in accordance with the Notes, and such Buyer shall be entitled to all the rights of a holder of such Notes with respect to such aggregate amount of such Buyer’s Special Pro Rata Conversion Amounts, and, accordingly, shall be subject to all the other provisions of such Notes, including that the Company shall redeem the Principal represented by such amount in accordance with Section 2(d)(vii) of such Notes.
          f. Each of the Buyers, severally and not jointly, hereby waives the obligation of the Company to comply with the Conditions to Company Alternative Conversion (as defined in the Notes) with respect to each of the Special Company Conversions. Each of the Buyers, severally and not jointly, and the Company hereby agree that neither the Volume Conversion Restriction Amount (i.e., the volume limitation set forth in Section 8(b) of each of the Notes held by such Buyer) nor any of the provisions of Sections 8(d) and 8(e) of each of the Notes held by such Buyer shall apply, nor shall be of any force or effect with respect, to any of the Special Company Conversions.
          g. In the event that at any time prior to November 1, 2006 the Company consummates a private placement or public offering of equity securities (which, for avoidance of doubt, shall not include any securities that constitute, represent or are convertible into or exercisable or exchangeable for any Indebtedness), (i) the Aggregate November 2006 Company Conversion Amount shall be reduced (provided that the Aggregate November 2006 Company Conversion Amount shall not be reduced to below zero (0)) by an amount (an “October Offering Amount”) equal to the net proceeds to the Company from such offering (i.e., after deducting all commissions, fees and expenses associated with such offering), and each Buyer’s Aggregate November 2006 Pro Rata Conversion Amount shall be reduced by an amount equal to the product of such October Offering Amount, multiplied by the percentage set forth across from such Buyer’s name in the fifth column of Schedule B attached hereto (such Buyer’s “Conversion Amount Reduction Allocation Percentage”), and (ii) if the Aggregate November 2006 Company Conversion Amount has been reduced to zero (0), the Aggregate December 2006 Company Conversion Amount shall be reduced (provided that the Aggregate December 2006 Company Conversion Amount shall not be reduced to below zero (0)) by an amount equal to the amount (an “Excess October Offering Amount”) of such October Offering Amount that has not been applied to reduction of the Aggregate November 2006 Company Conversion Amount, and each Buyer’s Aggregate December 2006 Pro Rata Conversion Amount shall be reduced by an amount equal to such Excess October Offering Amount, multiplied by such Buyer’s Conversion Amount Reduction Allocation Percentage. In the event that at any time on or after November 1, 2006 and prior to December 1, 2006, the Company consummates a private placement or public offering of equity securities (which, for avoidance of doubt, shall not include any securities that constitute, represent or are convertible into or exercisable or exchangeable for any Indebtedness), the Aggregate December 2006 Company Conversion Amount shall be reduced (provided that the Aggregate December 2006 Company Conversion Amount shall not be reduced to below zero (0)) by an amount (a “Post-October Offering Amount”) equal to the net proceeds to the Company from such offering (i.e., after deducting all commissions, fees and expenses associated with such offering), and each Buyer’s Aggregate December 2006 Pro Rata Conversion Amount shall be reduced by an amount equal to the product of such Post-October Offering Amount, multiplied by such Buyer’s Conversion Amount Reduction Allocation Percentage.

     3. Termination of Liens and Security Interest Documents. Each of the Buyers, severally and not jointly, hereby agrees that, on the first date on which no Notes are outstanding (i.e., because there are no outstanding Liabilities (as defined in the Security Agreement) under any Notes), (i) all security interests and Liens that such Buyer and/or the Agent, as collateral agent for such Buyer, may have on any real or personal property of the Company and the Subsidiaries under the Security Agreement, the Mortgages, the Pledge Agreement, the Account Control Agreements and the Guarantee (collectively, the “Security Interest Documents”) or other agreements pursuant to which the Company or any of the Subsidiaries granted Liens in favor of Agent as collateral security for such Person’s obligations under the Transaction Documents shall terminate and be of no further force or effect; (ii) such Buyer will thereafter reassign, and hereby authorizes and directs the Agent (as collateral agent for such Buyer) to thereafter reassign, to the Company and the Subsidiaries, as applicable, all rights and interests in the property and assets of the Company and the Subsidiaries which, pursuant to the Security Interest Documents or other agreements pursuant to which Company or any Subsidiary granted Liens in favor of Agent as collateral security for such Person’s obligations under the Transaction Documents, were previously assigned or granted as collateral security to the Agent (as collateral agent for such Buyer) by the Company and the Subsidiaries; (iii) the Security Interest Documents shall terminate, and the Company and the Subsidiaries shall have no further liabilities or obligations thereunder (other than indemnification and expense reimbursement obligations that expressly survive the termination of the Security Interest Documents, which shall so survive as unsecured claims); provided, however, that Section 5.12 of the Security Agreement shall survive any such termination; and (iv) such Buyer, at the Company’s expense, shall thereafter deliver, and hereby authorizes and directs the Agent, as collateral agent for such Buyer, to thereafter deliver, at Company’s expense, to the Company such termination statements, releases, cancellations, discharges and other agreements as may be reasonably requested by the Company in connection with the termination and release of all security interests and Liens of such Buyer and Agent as contemplated hereby (the “Termination Documents”); provided, however, that (i) the Company shall supply each of the Buyers and the Agent with the forms of any such Termination Documents to be executed or authorized by such Buyer or the Agent, as applicable, and (ii) in no event shall Agent be required to execute or deliver any such Termination Document until it has been assured to its reasonable satisfaction that no Notes (nor any Obligations thereunder) are outstanding.
     4. Amendment of Warrants.
          a. Each of the Buyers, severally and not jointly, hereby agrees with the Company that, as of the date hereof, Section 9 of each of the Warrants held by such Buyer shall be amended by adding a new subsection (c) thereto, to read in its entirety as follows:
“(c) In the event that an Acquiring Entity is not a publicly traded corporation whose common stock is listed on the NASDAQ Global Market, the NASDAQ Global Select Market or the New York Stock Exchange (excluding a sale by the Company, directly or indirectly, of all or substantially all of the equity or assets of Consolidated prior to January 15, 2007, a “Private Company Organic Change”), the holder of this Warrant shall have the right (in addition to all other rights hereunder) to require the Company to redeem this Warrant for a cash payment equal to the Private Company Redemption Amount (as defined below).

Such right may be exercised as to all or any portion of this Warrant and shall be exercised, if at all, by a notice (or notices) specifying the number of Warrant Shares as to which this Warrant is to be redeemed (each, a “Warrant Redemption Right Exercise Notice” and the date of delivery thereof, the “Warrant Redemption Right Exercise Notice Date”), which shall be irrevocable provided that the Company complies with its obligations hereunder and except as expressly provided in this Section 9, given to the Company at any time during the period (i) beginning on and including the earlier of (A) the date written notice of a Private Company Organic Change is delivered to the holder of this Warrant, which written notice the Company shall deliver not less than twenty (20) Trading Days prior to such Private Company Organic Change (provided that the Company shall provide such notice contemporaneously with (but not earlier than) the first public disclosure of the information contained therein and simultaneously to the holders of all outstanding Warrants), and (B) the date that is twenty (20) Trading Days prior to the consummation of such Private Company Organic Change (the earlier of (A) and (B), the “Warrant Redemption Right Exercise Period Commencement Date”), and (ii) ending on and including the date that is three (3) Trading Days prior to the consummation of such Private Company Organic Change. Following the delivery by the holder of this Warrant of a Warrant Redemption Right Exercise Notice, the Company and the holder of this Warrant shall each promptly determine the applicable Private Company Redemption Value (as defined below) and notify in writing the other of the Private Company Redemption Value so determined. If the holder and the Company are unable to agree on the calculation of the applicable Private Company Redemption Value, such dispute regarding the calculation of the applicable Private Company Redemption Value shall be resolved in accordance with the procedures set forth in Section 8(b)(iii) of this Warrant. The applicable “Private Company Redemption Value” shall be the Black-Scholes Value of this Warrant as to one (1) Warrant Share, except that in calculating such Black-Scholes Value, (x) the Valuation Date shall be the applicable Warrant Redemption Right Exercise Notice Date, (y) the “option striking price” shall be the Warrant Exercise Price on such Valuation Date, and (z) the “current stock price” shall be the Weighted Average Price of the Common Stock on such Valuation Date. The Company shall pay the Private Company Redemption Amount to the holder of this Warrant simultaneously with the consummation of the Private Company Organic Change. To the extent permitted by applicable law, the Company shall not enter into any binding agreement or other arrangement with respect to a Private Company Organic Change (other than a sale of all or substantially all of the Company’s assets) unless the Company provides that the payments provided for in this Section 9 shall have priority to payments to stockholders in connection with such Private Company Organic Change and the Company complies with such provision. The applicable “Private Company Redemption Amount” shall be the product of (I) the result of (X) the Private Company Redemption Value, minus (Y) if all of the Conditions to Redemption Amount Reduction (as defined below) have been satisfied as of the date of consummation of the Private Company Organic Change, the amount, if any, by which the Weighted Average Price of the Common Stock on the applicable Warrant Redemption Right Exercise Notice Date exceeds the Warrant Exercise Price on such Warrant Redemption Right Exercise Notice Date, or if one of more of the Conditions to Private Company Redemption Reduction have not been satisfied as of the date of consummation of the Private Company Organic Change, zero (0), multiplied by (II) the number of Warrant Shares as to which the holder has demanded this Warrant be redeemed, as set forth in the applicable Warrant Redemption Right Exercise Notice (the date of delivery thereof by the holder being referred to as the “Applicable Redemption Notice Date”), and has not revoked such demand as provided in this Section 9; provided, however, that such number shall not exceed the number of Warrant Shares for which this Warrant could be exercised on the applicable Warrant Redemption Right Exercise Period Commencement Date, minus (a) the number of Warrant Shares as to which this Warrant has been exercised since the Warrant Redemption Right Exercise Period Commencement Date and (b) the number of Warrant Shares as to which the holder has demanded this Warrant be redeemed, as set forth in any Redemption Right Exercise Notices delivered on dates prior to the Applicable Redemption Notice Date, and has not revoked such demand as provided in this Section 9. Notwithstanding anything to the contrary contained in this Section 9, a Warrant Redemption Exercise Notice shall be deemed revoked in full, and shall be of no further force and effect, on an applicable Termination Date (as defined below).”
          b. Each of the Buyers, severally and not jointly, hereby agrees with the Company that, as of the date hereof, Section 9 of each of the Warrants held by such Buyer shall be amended by adding a new subsection (d) thereto, to read in its entirety as follows:
“(d) For purposes of this Section 9, “Conditions to Redemption Amount Reduction” means the following conditions: (i) during the period beginning on the Warrant Date and ending on and including the date of consummation of the Private Company Organic Change (the applicable “Transaction Consummation Date”), the Company shall have delivered Warrant Shares upon exercise of the Warrants on a timely basis as set forth Section 2(a) of each of the Warrant; (ii) on each day during the period (the “Redemption Amount Reduction Condition Period”) beginning on and including the Warrant Redemption Right Exercise Period Commencement Date relating to such Transaction Consummation Date and ending on and including such Transaction Consummation Date, the Common Stock is listed on the NASDAQ Global Market, the NASDAQ Global Select Market or the New York Stock Exchange and the Common Stock has not been suspended from trading on the NASDAQ Global Market, the NASDAQ Global Select Market or the New York Stock Exchange; (iii) on each day during the Redemption Amount Reduction Condition Period, a Registration Statement (as defined in the Registration Rights Agreement) shall be effective and available for the sale of all of the Registrable Securities issuable upon exercise of the Warrants, in accordance with the Registration Rights Agreement, and there shall not have been any Grace Period (as defined in the Registration Rights Agreement) applicable to such Registration Statement; and (iv) the Company shall have obtained all requisite approvals of its stockholders for the issuance of all of the Warrant Shares issuable upon exercise of the Warrants.”
          c. Each of the Buyers, severally and not jointly, hereby agrees with the Company that, as of the date hereof, Section 9 of each of the Warrants held by such Buyer shall be amended by adding a new subsection (e) thereto, to read in its entirety as follows:
“(e) If at any time during a period (a “Compensated Exercise Period”) beginning on a Warrant Redemption Right Exercise Period Commencement Date and ending on the earlier of (i) the Trading Day immediately preceding the applicable Transaction Consummation Date and (ii) the termination or abandonment of the Private Company Organic Change as to which such Warrant Redemption Right Exercise Period Commencement Date relates and the public disclosure thereof, which public disclosure the Company shall make no later than the first Business Day following such termination or abandonment (a date of such public disclosure, a “Termination Date”), the holder of this Warrant exercises this Warrant as to any Warrant Shares (any such exercise being referred to as a “Compensated Exercise”), and if the holder has delivered a Warrant Redemption Right Exercise Notice on or after such Warrant Redemption Right Exercise Period Commencement Date and prior to the date of such exercise (the “Exercise Date”), the holder shall designate in the applicable Exercise Notice whether such exercise revokes such Warrant Redemption Right Exercise Notice as to the Warrant Shares subject to such exercise. With respect to any Compensated Exercise, but without limiting or otherwise affecting the Company’s obligations under Section 2 of this Warrant with respect thereto, the Company shall pay to the holder an amount equal to the product (a “Warrant Exercise Additional Compensation Amount”) of (I) the result of (A) the Black-Scholes Value of this Warrant as to one (1) Warrant Share, except that in calculating such Black-Scholes Value, (x) the Valuation Date shall be the applicable Exercise Date, (y) the “option striking price” shall be the Warrant Exercise Price on such Valuation Date, and (z) the “current stock price” shall be the Weighted Average Price of the Common Stock on such Valuation Date (with any dispute regarding the calculation of such Black-Scholes Value being resolved in accordance with the procedures set forth in Section 8(b)(iii) of this Warrant), minus (B) the amount, if any, by which the Weighted Average Price of the Common Stock on the applicable Exercise Date exceeds the Warrant Exercise Price on such Exercise Date. The Company shall pay the Warrant Exercise Additional Compensation Amount to the holder of this Warrant no later than the earliest to occur of (1) a Transaction Consummation Date, (2) a Termination Date, and (3) the thirtieth (30th) day after such Exercise Date.
          d. Each of the Buyers, severally and not jointly, hereby agrees with the Company that, as of the date hereof, Section 9 of each of the Warrants held by such Buyer shall be amended by adding a new subsection (f) thereto, to read in its entirety as follows:
“(f) Upon any Warrant Redemption Right Exercise Period Commencement Date relating to a Private Company Organic Change, the Warrant Exercise Price

then in effect shall be reduced, effective as of such Warrant Exercise Period Commencement Date, to the Weighted Average Price of the Common Stock on the Trading Day immediately preceding such Warrant Redemption Right Exercise Period Commencement Date; provided that, in the case of a Warrant Redemption Right Exercise Period Commencement Date relating to a Private Company Organic Change that is not a sale of all or substantially all of the assets of the Company, the Warrant Exercise Price then in effect shall instead be reduced to a price equal to the value, as determined jointly by the Company and the holder of this Warrant, of the consideration to be received per share of Common Stock by stockholders of the Company in such Private Company Organic Change if such value is less than such Weighted Average Price. In no event shall the Warrant Exercise Price be increased pursuant to this Section 9(f).”
     5. Amendment of Securities Purchase Agreement. Each of the Buyers, severally and not jointly, hereby agrees with the Company that, as of the date hereof, Section 4(l) of the Securities Purchase Agreement shall be amended by deleting the first sentence thereof. Each of the Buyers, severally and not jointly, hereby agrees with the Company that, on the first date on which no Notes are outstanding, the Securities Purchase Agreement shall be amended by deleting Sections 4(l) and 4(w) thereof in their entirety. Each of the Buyers, severally and not jointly, hereby agrees with the Company that, upon the consummation of a Private Company Organic Change and provided that the Company complies with its obligations under the Notes and the other Transaction Documents in connection therewith, the Securities Purchase Agreement shall be amended by deleting Sections 4(c) and 4(g) thereof in their entirety.
     6. Modification of August 2006 Waiver and Amendment; Additional Limited Waiver.
          a. Subject to Section 6(c), each of the Buyers, severally and not jointly, hereby agrees with the Company that, as of the date hereof, the reference to “$5,000,000” in clause (W) of the limited waiver contained in Section 4(a) of the August 2006 Waiver and Amendment shall be changed to “$6,000,000,” and the reference to “$1,500,000” in clause (X) of the limited waiver contained in Section 4(a) of the August 2006 Waiver and Amendment shall be changed to “$7,500,000.”
          b. Subject to Section 6(c), each of the Buyers, severally and not jointly, hereby waives the occurrence of a Triggering Event under Section 3(b)(vii) of each of the Notes, the breach of the Registration Rights Agreement and such Buyer’s right to receive Registration Delay Payments from the Company resulting solely from the Company’s failure to file the August 2006 Required Registration Statement with the SEC by August 24, 2006 (but for the avoidance of doubt, not from any failure of the August 2006 Required Registration Statement to be declared effective); provided that such waivers are subject to, and conditioned upon, the Company’s filing of the August 2006 Registration Statement with the SEC by no later than October 6, 2006; and provided, further, that, in the event that the Company does not file the August 2006 Required Registration Statement with the SEC by October 6, 2006, the waivers contained in this Section 4(b) shall be null and void and of no force or effect, and there shall be an immediate breach of the Registration Rights Agreement and a Triggering Event under each of the Notes and the Company shall be obligated to make Registration Delay Payments to each of the Buyers in accordance with the Registration Rights Agreement (including, with respect to all days since August 24, 2006), as if these waivers had never been granted.
          c. The limited waivers set forth in Section 4(a) of the August 2006 Waiver and Amendment (as modified hereby) and in Section 6(b) hereof are conditioned upon, and subject to, the validity and enforceability of, and the Company’s performance of, the Company’s commitments and obligations under this Agreement (including the Company’s obligation to pay the Principal of each of the Notes as increased pursuant to Section 1(a)), the voiding, setting aside, determination of invalidity or unenforceability, breach or non-performance of which shall render such waivers null and void and of no force and effect, each Buyer being entitled thereafter to exercise all remedies at law or in equity under this Agreement, the August 2006 Waiver and Amendment and the other Transaction Documents as if Section 4(a) of the 2006 Waiver and Amendment had not been part of the 2006 Waiver and Amendment, as executed, and this Section 6(b) had not been part of this Agreement, as executed. Neither the limited waivers set forth in Section 4(a) of the August 2006 Waiver and Amendment (as modified hereby) nor the limited waivers set forth in Section 6(b) hereof is, nor shall be deemed to be, a waiver under any other circumstance or a waiver of any other condition, requirement, provision or breach of any of the Transaction Documents or any other agreement or instrument.
     7. Termination of Registration Obligations. Each of the Buyers, severally and not jointly, hereby agrees with the Company that, after the consummation of a Private Company Organic Change and provided that the Company complies with its obligations under the Notes and the other Transaction Documents in connection therewith, the Company shall have no further obligations under Section 2, 3 (other than Section 3(j)) or 8 of the Registration Rights Agreement, and no Investor (as defined in the Registration Rights Agreement) shall have any further obligations under Section 4 of the Registration Rights Agreement.
     8. Continuation of Transaction Documents. The Company and the Subsidiaries agree and acknowledge that all of the terms and provisions of each Note (as amended hereby), the Warrant (as amended hereby), the Securities Purchase Agreement (as amended hereby), the August 2006 Waiver and Amendment (as modified hereby) and the other Transaction Documents remain in full force in accordance with their terms, subject to the terms and conditions of this Agreement.
     9. Company Alternative Conversion Limitation. The Company hereby agrees with each of the Buyers, severally and not jointly, that as of and after the date of this Amendment, (a) the Company shall not have the right to effect any Company Alternative Conversion pursuant to Section 8 of the Notes other than pursuant to Special Company Conversions in accordance with this Agreement, and (b) any Company Alternative Conversion Notice delivered pursuant to any of the Notes (other than a Company Alternative Conversion Notice with respect to a Special Company Conversion deemed delivered pursuant to Section 2 of this Agreement) as of and after the date of this Agreement shall be null and void and of no force or effect.
     10. September 7 Infinity Notice Null and Void. The Company hereby agrees with each of the Buyers, severally and not jointly, that the September 7 Infinity Notice is null and void and of no force or effect.

     11. Covenants.
          a. Prior to 9:00 a.m., New York time, on October 3, 2006, the Company shall (a) file a Form 8-K (the “8-K”) with the Securities and Exchange Commission (the “SEC”) describing the terms of this Agreement, any information reasonably requested to be disclosed therein by any Buyer and any material non-public information previously provided by the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents to any of the Buyers and not subsequently disclosed on a Form 8-K or other publicly-available filing with the SEC prior to the filing of the 8-K, and including this Agreement as an exhibit to the 8-K, all in the form required by the 1934 Act, and (b) publicly issue on a widely disseminated basis a press release (the “Press Release”) in the form agreed to by the Company and each of the Buyers prior to the date hereof; provided that the Press Release shall not be issued prior to the filing of the 8-K. The Company shall provide each Buyer with a reasonable opportunity to review and comment upon the 8-K prior to the filing thereof with the SEC.
          b. Within two (2) Business Days following the date hereof, the Company shall promptly reimburse each Buyer for all of the out-of-pocket fees, costs and expenses (including, but not limited to, attorneys’ fees, costs and expenses) incurred by such Buyer in connection with the negotiation and documentation of this Agreement.
     12. Representations and Warranties of the Company. The Company represents and warrants to each of the Buyers that:
          a. Authorization; Enforcement; Validity. Each of the Company and its Subsidiaries has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Notes (as amended hereby), Warrants (as amended hereby), the Securities Purchase Agreement (as amended hereby), the August 2006 Waiver and Amendment (as modified hereby) and the other Transaction Documents. The execution and delivery of this Agreement by each of the Company and its Subsidiaries and the consummation of the transactions contemplated hereby (including the issuance of Conversion Shares upon conversion of the Notes (as amended hereby) and the issuance of Warrant Shares upon the exercise of the Warrants (as amended hereby)) have been duly authorized by the respective boards of directors of the Company and its Subsidiaries, and no further consent or authorization is required of any of the Company, its Subsidiaries or their respective Boards of Directors or shareholders (under applicable law, the rules and regulations of the Principal Market or otherwise). This Agreement has been duly executed and delivered by each of the Company and its Subsidiaries, and each of this Agreement, the Notes (as amended hereby), the Warrants (as amended hereby), the Securities Purchase Agreement (as amended hereby), the August 2006 Waiver and Amendment (as modified hereby) and the other Transaction Documents constitutes a valid and binding obligation of each of the Company and its Subsidiaries, enforceable against each of the Company and its Subsidiaries in accordance with its terms.
          b. Issuance of Securities. Upon issuance in accordance with the Notes (as amended hereby) and the Warrants (as amended hereby), the Conversion Shares and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all taxes and Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of the Common Stock.

          c. No Conflicts. The execution and delivery of this Agreement by each of the Company and its Subsidiaries, the performance by each of the Company and its Subsidiaries of its obligations hereunder and the consummation by each of the Company and its Subsidiaries of the transactions contemplated hereby and by the Notes (as amended hereby), the Warrants (as amended hereby), the Securities Purchase Agreement (as amended hereby), the August 2006 Waiver and Amendment (as modified hereby) and the other Transaction Documents will not (i) result in a violation of the Articles of Incorporation or the Bylaws or the organizational documents of any Subsidiary; (ii) conflict with, or constitute a breach or default (or an event which, with the giving of notice or lapse of time or both, constitutes or would constitute a breach or default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or other remedy with respect to, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Except as provided in Section 11(a) hereof, neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency, the Principal Market or any other regulatory or self-regulatory authority in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof, or under the Notes (as amended hereby), the Warrants (as amended hereby), the Securities Purchase Agreement (as amended hereby), the August 2006 Waiver and Amendment (as modified hereby) and the other Transaction Documents, including, the issuance of Conversion Shares and Warrant Shares in accordance with the terms of the Notes (as amended hereby) and the Warrants (as amended hereby), respectively.
          d. No Default. As of the date hereof, there exists no Triggering Event or Event of Default (each as defined in the Notes).
     13. Representation and Warranties of the Buyers. Each of the Buyers represents and warrants to the Company that (a) such Buyer is a validly existing corporation, partnership, limited liability company or other entity and has the requisite corporate, partnership, limited liability or other organizational power and authority to enter into and perform its obligations under this Agreement, and (b) this Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer, enforceable against such Buyer in accordance with its terms.
     14. Avoidance of Doubt. The parties hereto hereby agree, for the avoidance of doubt, that (a) the terms “Notes” and “Warrants” as used in the Transaction Documents shall mean the Notes and Warrants, in each case as, and to the extent, amended by this Agreement, and (b) the terms “Liabilities” and “Obligations” as used in the Transaction Documents and “Indebtedness” as used in the Mortgages shall include all liabilities and obligations of the Company under this Agreement, under each of the Notes (as amended hereby, including the increase in Principal thereof as provided hereunder), under each of the Warrants (as amended hereby) and under the other Transaction Documents (in each case as, and to the extent, amended or modified hereby), and each of the parties hereto agrees not to take any contrary positions.

     15. Independent Nature of the Buyers. The obligations of each of the Buyers hereunder are several and not joint with the obligations of the other Buyers, and none of the Buyers shall be responsible in any way for the performance of the obligations of any of the other Buyers hereunder or under any of the other Transaction Documents. Each of the Buyers shall be responsible only for its own agreements and covenants hereunder and under the other Transaction Documents. The decision of each of the Buyers to enter into this Agreement has been made by such party independently of any of the other Buyers and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries which may have been made or given by any of the other Buyers or by any agent or employee of any of the other Buyers, and none of the Buyers nor any of their respective agents or employees shall have any liability to any of the other Buyers (or any other person or entity) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any of the other Transaction Documents, and no action taken by any of the Buyers pursuant hereto or thereto, shall be deemed to constitute any of the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that any of the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby or thereby. Each of the Buyers shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement, the Notes, the Warrants, the August 2006 Waiver and Amendment, the Security Interest Documents and the other Transaction Documents, and it shall not be necessary for any of the other Buyers to be joined as an additional party in any proceeding for such purpose.
     16. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The successors and assigns of such entities shall include their respective receivers, trustees or debtors-in-possession.
     17. Further Assurances. The Company hereby agrees from time to time, as and when requested by any Buyer, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements, including secretary’s certificates, stock powers and irrevocable transfer agent instructions, and to take or cause to be taken such further or other action, as such Buyer may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Agreement and the other Transaction Documents.
     18. Rules of Construction. All words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, and the use of the word “including” in this Agreement shall be by way of example rather than limitation.
     19. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
     20. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.
     21. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.
     22. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
     23. Merger. This Agreement and the other Transaction Documents, as amended hereby, represent the final agreement of each of the parties hereto with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or prior or subsequent oral agreements, among any of the parties hereto.
     24. Ratification by Guarantors. By execution hereof, each of the Subsidiaries hereby acknowledges and agrees that it has reviewed this Agreement and hereby ratifies and confirms its respective obligations under the Transaction Documents, in each case as amended hereby.
     25. Release Under Security Interest Documents. The Company and each of the Subsidiaries hereby agrees that, as of the first date on which no Notes are outstanding, each of Company and the Subsidiaries releases such Buyers and the Agent and their respective affiliates and subsidiaries and their respective officers, directors, partners, members, managers, employees, shareholders, agents and representatives, as well as their respective successors and assigns, from any and all claims, obligations, rights, causes of action and liabilities, of whatever kind or nature, whether known or unknown, whether foreseen or unforeseen, arising on or before such date, which any such Person ever had, now has or hereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever, which are based upon, arise under or are related to the Notes or the Security Interest Documents, other than with respect to the Agent’s and each of the Buyers’ obligations under this Agreement.
[Remainder of page intentionally left blank; Signature page follows]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each of the undersigned as of the date first above written.

INFINITY ENERGY RESOURCES, INC.

By:	/s/ Timothy A. Ficker

Name:	Timothy A. Ficker

Title:	Vice President and Chief Financial Officer

CONSOLIDATED OIL WELL SERVICES, INC.

By:	/s/ Timothy A. Ficker

Name:	Timothy A. Ficker

Title:	Vice President and Chief Financial Officer

CIS-OKLAHOMA, INC.

By:	/s/ Stanton E. Ross

Name:	Stanton E. Ross

Title:	Chief Executive Officer

INFINITY OIL & GAS OF WYOMING, INC.

By:	/s/ Timothy A. Ficker

Name:	Timothy A. Ficker

Title:	Vice President and Chief Financial Officer

INFINITY OIL & GAS OF KANSAS, INC.

By:	/s/ Timothy A. Ficker

Name:	Timothy A. Ficker

Title:	Vice President and Chief Financial Officer

INFINITY OIL AND GAS OF TEXAS, INC.

By:	/s/ Timothy A. Ficker

Name:	Timothy A. Ficker

Title:	Vice President and Chief Financial Officer

HFTP INVESTMENT L.L.C.

By:	Promethean Asset Management L.L.C.
Its:	Investment Manager

	By:	/s/ Robert J. Brantman

	Name:	Robert J. Brantman
	Title:	Partner and Authorized Signatory

GAIA OFFSHORE MASTER FUND, LTD.

By:	Promethean Asset Management L.L.C.
Its:	Investment Manager

	By:	/s/ Robert J. Brantman

	Name:	Robert J. Brantman
	Title:	Partner and Authorized Signatory

AG OFFSHORE CONVERTIBLES, LTD.

By:	Angelo, Gordon & Co. L.P.
Its:	Director

	By:	/s/ Michael L. Gordon

	Name:	Michael L. Gordon
	Title:	Chief Operating Officer

LEONARDO, L.P.

By:	Leonardo Capital Management, Inc.
Its:	General Partner

	By:	Angelo, Gordon & Co., L.P.
	Its:	Director

		By:	/s/ Michael L. Gordon

		Name:	Michael L. Gordon
		Title:	Chief Operating Officer

PORTSIDE GROWTH & OPPORTUNITY FUND

By:	/s/ Jeffrey C. Smith

Name:	Jeffrey C. Smith
Title:	Authorized Signatory